Exhibit 99.1

NEWS RELEASE

The Manitowoc Company Reports First-quarter Financial Results

Crane backlog jumps nearly 40 percent; continuing recovery in Cranes and steady execution in Foodservice drives
year-over-year sales growth for both segments

MANITOWOC, Wis. — April 28, 2011 — The Manitowoc Company, Inc. (NYSE: MTW) today reported sales of $732.2 million for the first quarter of 2011, up 7.0 percent from $684.4 million in the first quarter of 2010. The sales increase was the result of a 6.9 percent increase in Foodservice segment sales, coupled with a 7.1 percent increase in Crane segment sales.

On a GAAP basis, the company reported a loss of $52.4 million, or $0.40 per diluted share, in the first quarter versus a net loss of $23.2 million, or $0.18 per diluted share, in the first quarter of 2010. Both periods included special items. Excluding special items, the adjusted net loss from continuing operations was $13.5 million, or $0.10 per diluted share, in the first quarter of 2011, versus an adjusted net loss of $12.9 million, or $0.10 per diluted share, in the first quarter of 2010. First-quarter 2011 results included a negative $0.04 per share impact from GAAP impairment of net operating losses generated in certain foreign jurisdictions.

Special items in the first quarter of 2011 were primarily comprised of tax expense from the sale of Kysor/Warren in January. A reconciliation of GAAP net earnings to net earnings before special items is provided later in this press release.

Glen E. Tellock, Manitowoc’s chairman and chief executive officer said, “Continued momentum in the first quarter provides us with increasing confidence that we have appropriately positioned our businesses for growth as the global economy recovers. During the quarter, we had very successful showings at two industry trade shows, ConExpo and NAFEM, which underscored the strength of our offerings, as well as the level of innovation we bring to our customers. In addition to our unwavering investments in new product development throughout the downturn, we have also continued to make improvements in our operations through LEAN initiatives, technology improvements, and facility consolidations, which should drive enhanced profitability long-term as volumes continue to increase.”

“We are very confident in our future and we will continue to focus our efforts on future growth and improving profitability. In addition to our operational initiatives, we are also refinancing our senior secured credit facilities to further improve the strength and flexibility of our capital structure. The closing of the new credit agreement is scheduled for early May, and is likely to result in interest rate reductions of at least 200 basis points on average for our senior credit facility. Throughout the remainder of the year, we will continue to diligently manage working capital as we balance our debt reduction priorities with necessary investments to support our strategic initiatives, take advantage of improving end market demand, and position the business for long-term growth and success.”

Crane Segment Results

First-quarter 2011 net sales in the Crane segment were $392.8 million, up 7.1 percent from $366.8 million in the first quarter of 2010 driven primarily by growth in our Americas region and our Crane Care business. First-quarter Crane revenues were also impacted by delivery disruptions, primarily due to Tier IV engine challenges, which have now been resolved.

Crane segment operating earnings for the first quarter of 2011 increased to $12.5 million from $4.5 million in the same period last year. This resulted in a Crane segment operating margin of 3.2 percent for the first quarter of 2011, up from 1.2 percent in the same period in 2010 due to the volume increase, but were constrained by input cost increases and the reinstatement of certain employee benefits previously reduced or discontinued.

Crane segment backlog totaled $800 million as of March 31, 2011, an increase of 40 percent from the $572 million backlog at December 31, 2010. The increase in backlog resulted from continued strength in demand.

“First-quarter performance for our Crane segment reflected a continuation of the strong order rates from the fourth quarter. Orders were particularly strong in the Americas, which benefited from a very successful ConExpo show in March. While economic conditions in parts of Europe continue to be challenging, the first-quarter performance reaffirms our view that 2010 was the trough year for this segment and provides us with greater confidence in our full-year 2011 outlook,” continued Tellock. “We continue to believe that 2011 will be a transition year, with uneven demand levels and increasing commodity costs creating certain challenges. However, we’re pleased with our current position and believe we are in an excellent position to drive year-over-year growth in 2011 and beyond.”

Foodservice Segment Results

First-quarter 2011 net sales in the Foodservice segment were up 6.9 percent to $339.4 million versus $317.6 million in the first quarter of 2010. The year-over-year increase was due to improving market conditions in most regions, as well as the introduction of new products and continued geographic penetration outpacing the market.

Foodservice operating earnings for the first quarter of 2011 were $41.2 million, versus $46.6 million in the first quarter of 2010. This resulted in a Foodservice segment operating margin of 12.1 percent for the first quarter of 2011, down from 14.7 percent in the prior year period. The year-over-year decline in margin was largely due to difficult comparables resulting from a major product roll-out in the first quarter of 2010, coupled with our investments in various emerging markets to support customer growth initiatives.

“First-quarter results in our Foodservice segment were strong once again, as new product successes and continuing improvements in demand in North America and other emerging markets drove our fourth consecutive year-over-year quarterly sales increase. The positive feedback we received at NAFEM provided further validation of our strategy as customers realize the value of our full product offering and the benefits of our solution-based approach to new products and services. We are excited about the growth opportunities we anticipate for this segment through the remainder of the year as we continue to introduce new products and seek to expand our leadership position within the industry,” said Tellock.

Cash Flow

Cash flow used for operating activities of continuing operations in the first quarter of 2011 was $136.9 million. Use of cash in the first semester of the year is consistent with the normal seasonal pattern for the company; particularly when the business is expanding. Cash outflow used for investing activities during the quarter included $7.6 million for capital expenditures, which was entirely offset by a cash inflow of $143.6 million from the sale of Kysor/Warren.

Adjusted EBITDA

The company defines Adjusted EBITDA as earnings before interest, taxes, depreciation, and amortization, plus certain items such as pro-forma acquisition results and the addback of certain restructuring charges, that are adjustments per the credit agreement definition. The company’s trailing twelve-month Adjusted EBITDA for covenant compliance purposes as of March 31, 2011 was $330.8 million. The reconciliation of net loss attributable to Manitowoc to Adjusted EBITDA is as follows (in millions):

Net loss attributable to Manitowoc	$(102.7)
Loss from discontinued operations	10.6
Loss on sale of discontinued operations	33.4
Depreciation and amortization	124.7
Interest expense and amortization of deferred financing fees	192.2
Costs due to early extinguishment of debt	32.0
Restructuring charges	4.1
Income taxes	39.2
Other	(2.7)
Adjusted EBITDA	$330.8

As a result, the company was comfortably in compliance with its two financial debt covenant ratios at March 31, 2011.

2011 Guidance

Given first-quarter results that were in-line with company expectations, Manitowoc  is reaffirming its full-year guidance for 2011 and updating certain information relating to the impact of our pending senior credit facilities refinancing.

For the full-year 2011, the company expects:

• Crane revenue — low double-digit year-over-year percentage growth

• Crane margins — improved margins building off 2010 trough levels

• Foodservice revenue — high single-digit percentage growth

• Foodservice margins — improving mid-teen margins versus 2010

• Capital expenditures — approximately $70 million

• Depreciation & amortization — approximately $125 million

•  Interest expense — approximately $150 million, down from $160 million

• Amortization of deferred financing fees — approximately $10 million, down from $15 million

• Debt reduction — target of $200 million

GAAP Reconciliation

In this release, the company refers to various non-GAAP measures. We believe that these measures are helpful to investors in assessing the company’s ongoing performance of its underlying businesses before the impact of special items. In addition, these non-GAAP measures provide a comparison to commonly used financial metrics within the professional investing community which do not include special items. Earnings and earnings per share before special items reconcile to earnings presented according to GAAP as follows (in millions, except per share data):

	Three Months Ended
	March 31,
	2011	2010

Net earnings (loss) attributable to Manitowoc	$(52.4)	$(23.2)
Special items, net of tax:
(Earnings) loss from discontinued operations	2.7	(0.1)
(Gain) loss on sale of discontinued operations	33.4	—
Early extinguishment of debt	2.3	10.2
Restructuring expense	0.5	0.2
Net earnings before special items	$(13.5)	$(12.9)

Diluted earnings (loss) per share	$(0.40)	$(0.18)
Special items, net of tax:
(Earnings) loss from discontinued operations	0.02	(0.00)
(Gain) loss on sale of discontinued operations	0.26	—
Early extinguishment of debt	0.02	0.08
Restructuring expense	0.00	0.00
Diluted earnings per share before special items	$(0.10)	$(0.10)

Investor Conference Call

On April 29 at 10:00 a.m. ET (9:00 a.m. CT), Manitowoc’s senior management will discuss its first-quarter results during an investor conference call. All interested parties may listen to the live conference call via the Internet by going to the Investor Relations area of Manitowoc’s Web site at http://www.manitowoc.com. A replay of the conference call will also be available at the same location on the Web site.

About The Manitowoc Company, Inc.

The Manitowoc Company, Inc. is a multi-industry, capital goods manufacturer with nearly 100 manufacturing, distribution, service, and/or office facilities in 26 countries. It is recognized as one of the world’s largest providers of lifting equipment for the global construction industry, including lattice-boom cranes, tower cranes, mobile telescopic cranes, and boom trucks. Manitowoc also is one of the world’s leading innovators and manufacturers of commercial foodservice equipment serving the ice, beverage, refrigeration, food prep, and cooking needs of restaurants, convenience stores, hotels, healthcare, and institutional applications.

Forward-looking Statements

This press release includes “forward-looking statements” intended to qualify for the safe harbor from liability under the Private Securities Litigation Reform Act of 1995. Any statements contained in this press release that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These

statements are based on the current expectations of the management of the company and are subject to uncertainty and changes in circumstances. Forward-looking statements include, without limitation, statements typically containing words such as “intends,” “expects,” “anticipates,” “targets,” “estimates,” and words of similar import. By their nature, forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties because they relate to events and depend on circumstances that will occur in the future. There are a number of factors that could cause actual results and developments to differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results and developments to differ materially include, among others:

•                  the ability to complete the refinancing of the company’s senior secured credit facilities on the terms contemplated;

•                  unanticipated changes in the debt and capital markets;

•                  unanticipated changes in revenues, margins, costs, and capital expenditures;

•                  uncertainties associated with new product introductions, the successful development and market acceptance of new and innovative products that drive growth;

•                  the ability to generate cash consistent with Manitowoc’s stated goals;

•                  pressure of additional financing leverage;

•                  matters impacting the successful and timely implementation of ERP systems;

•                  foreign currency fluctuations and their impact on reported results and hedges in place with Manitowoc;

•                  changes in raw material and commodity prices;

•                  unexpected issues associated with the availability and viability of suppliers;

•                  the risks associated with growth;

•                  geographic factors and political and economic risks;

•                  actions of competitors;

•                  changes in economic or industry conditions generally or in the markets served by Manitowoc;

•                  unanticipated changes in customer demand, including changes in global demand for high-capacity lifting equipment; changes in demand for lifting equipment and foodservice equipment in emerging economies, and changes in demand for used lifting equipment and foodservice equipment;

•                  the replacement cycle of technologically obsolete cranes;

•                  the ability of Manitowoc’s customers to receive financing;

•                  consolidations within the restaurant and foodservice equipment industries;

•                  global expansion of customers;

•                  foodservice equipment replacement cycles in national accounts and global chains, including unanticipated issues associated with refresh/renovation plans by national restaurant accounts and global chains;

•                  efficiencies and capacity utilization of facilities;

•                  unanticipated growth in the specialty foodservice market;

•                  the future strength of the beverage industry;

•                  issues related to plant closings and/or consolidation of existing facilities;

•                  issues related to workforce reductions;

•                  work stoppages, labor negotiations, and labor rates;

•                  government approval and funding of projects;

•                  the ability to complete and appropriately integrate restructurings, consolidations, acquisitions, divestitures, strategic alliances, and joint ventures;

•                  finalization of the price and other terms of now-completed divestitures and unanticipated issues associated with transitional services provided by Manitowoc in connection with those divestitures;

•                  in connection with the now-completed acquisition of Enodis: the ability to appropriately and timely integrate the acquisition of Enodis; realization of anticipated earnings enhancements, cost savings, strategic options and other synergies, and the anticipated timing to realize those savings, synergies, and options;

•                  changes in laws throughout the world;

•                  natural disasters disrupting commerce in one or more regions of the world; and

•                  risks and other factors cited in Manitowoc’s filings with the United States Securities and Exchange Commission.

Manitowoc undertakes no obligation to update or revise forward-looking statements, whether as a result of new information, future events, or otherwise. Forward-looking statements only speak as of the date on which they are made. Information on the potential factors that could affect the company’s actual results of operations is included in its filings with the Securities and Exchange Commission, including but not limited to its Annual Report on Form 10-K for the fiscal year ended December 31, 2010.

For more information:

Carl J. Laurino
Senior Vice President and Chief Financial Officer
920-652-1720

THE MANITOWOC COMPANY, INC.

Unaudited Consolidated Financial Information

For the Three Months Ended March 31, 2011 and 2010

(In millions, except share data)

INCOME STATEMENT

	Three Months Ended
	March 31,
	2011	2010

Net sales	$732.2	$684.4
Cost of sales	551.8	518.0
Gross profit	180.4	166.4

Engineering, selling and administrative expenses	140.2	124.6
Restructuring expense	0.8	0.3
Amortization expense	9.7	9.5
Other	0.1	—
Operating earnings (loss)	29.6	32.0
Amortization of deferred financing fees	(3.4)	(6.9)
Interest expense	(39.4)	(40.6)
Loss on debt extinguishment	(3.6)	(15.7)
Other income - net	0.9	(6.3)
Earnings (loss) from continuing operations before taxes on income	(15.9)	(37.5)
Provision (benefit) for taxes on income	1.3	(13.8)

Earnings (loss) from continuing operations	(17.2)	(23.7)

Discontinued operations:
Earnings (loss) from discontinued operations, net of income taxes	(2.7)	0.1
Loss on sale of discontinued operations, net of income taxes	(33.4)	—
Net earnings (loss)	(53.3)	(23.6)
Less net loss attributable to noncontrolling interests	(0.9)	(0.4)
Net earnings (loss) attributable to Manitowoc	$(52.4)	$(23.2)

Amounts attributable to the Manitowoc common shareholders:
Earnings (loss) from continuing operations	$(16.3)	$(23.3)
Earnings (loss) from discontinued operations, net of income taxes	(2.7)	0.1
Loss on sale of discontinued operations, net of income taxes	(33.4)	—
Net earnings (loss) attributable to Manitowoc	$(52.4)	$(23.2)

DILUTED EARNINGS (LOSS) PER SHARE:
Earnings (loss) from continuing operations attributable to the Manitowoc common shareholders, net of income taxes	$(0.12)	$(0.18)
Earnings (loss) from discontinued operations attributable to the Manitowoc common shareholders, net of income taxes	(0.02)	0.00
Loss on sale of discontinued operations attributable to the Manitowoc common shareholders, net of income taxes	(0.26)	—

DILUTED EARNINGS (LOSS) PER SHARE	$(0.40)	$(0.18)

AVERAGE SHARES OUTSTANDING:
Average Shares Outstanding - Basic	130,448,118	130,507,072
Average Shares Outstanding - Diluted	130,448,118	130,507,072

SEGMENT SUMMARY

	Three Months Ended
	March 31,
	2011	2010
Net sales from continuing operations:
Cranes and related products	$392.8	$366.8
Foodservice equipment	339.4	317.6
Total	$732.2	$684.4

Operating earnings (loss) from continuing operations:
Cranes and related products	$12.5	$4.5
Foodservice equipment	41.2	46.6
General corporate expense	(13.5)	(9.3)
Restructuring expense	(0.8)	(0.3)
Amortization	(9.7)	(9.5)
Other	(0.1)	—

Total	$29.6	$32.0

THE MANITOWOC COMPANY, INC.

Unaudited Consolidated Financial Information

For the Three Months Ended March 31, 2011 and 2010

(In millions)

BALANCE SHEET

	March 31,	December 31,
	2011	2010
ASSETS
Current assets:
Cash and temporary investments	$75.1	$86.4
Restricted cash	9.8	9.4
Accounts receivable - net	325.3	255.1
Inventories - net	681.5	557.0
Deferred income taxes	133.7	131.3
Other current assets	59.0	57.7
Current assets of discontinued operation	—	63.7
Total current assets	1,284.4	1,160.6

Property, plant and equipment - net	563.6	565.8
Intangible assets - net	2,074.0	2,066.7
Other long-term assets	86.2	92.6
Long-term assets of discontinued operation	—	123.6
TOTAL ASSETS	$4,008.2	$4,009.3

LIABILITIES & STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$843.4	$776.1
Short-term borrowings	78.7	61.8
Customer advances	30.9	48.9
Product warranties	86.5	86.7
Product liabilities	29.0	27.8
Current liabilities of discontinued operation	—	24.2
Total current liabilities	1,068.5	1,025.5

Long-term debt	1,924.2	1,935.6
Other non-current liabilities	547.6	551.1
Long-term liabilities of discontinued operation	—	18.6
Stockholders’ equity	467.9	478.5
TOTAL LIABILITIES & STOCKHOLDERS’ EQUITY	$4,008.2	$4,009.3

CASH FLOW SUMMARY

	Three Months Ended
	March 31,
	2011	2010
Net earnings (loss) attributable to Manitowoc	$(52.4)	$(23.2)
Non-cash adjustments	73.3	56.8
Changes in operating assets and liabilities	(157.8)	(101.0)
Net cash provided from (used for) operating activities of continuing operations	(136.9)	(67.4)
Net cash provided from (used for) operating activities of discontinued operations	(18.2)	(2.2)
Net cash provided from (used for) operating activities	(155.1)	(69.6)
Business acquisitions, net of cash acquired	—	(4.8)
Capital expenditures	(7.6)	(8.0)
Restricted cash	(0.4)	0.2
Proceeds from sale of business	143.6	—
Proceeds from sale of fixed assets	0.8	5.9
Net cash provided from (used for) investing activities of discontinued operations	—	(0.5)
Payments on borrowings - net	6.0	22.4
Payments on receivable financing - net	(0.7)	(1.6)
Proceeds from securitization financing	—	63.0
Stock options exercised	1.5	0.4
Debt issuance costs	—	(10.7)
Effect of exchange rate changes on cash	0.6	(2.7)
Net increase (decrease) in cash & temporary investments	$(11.3)	$(6.0)